Sprinklr Announces Third Quarter Fiscal 2023 Results

•Q3 Total Revenue of $157.3 million, up 24% year-over-year
•Q3 Subscription Revenue up 27% year-over-year
•RPO and cRPO up 28% and 27% year-over-year, respectively
•Continued improvement on operating margin leading to non-GAAP profitability
•107 $1 million customers, up 34% year-over-year

NEW YORK, New York--December 6, 2022--Sprinklr (NYSE: CXM), the unified customer experience management (Unified-CXM) platform for modern enterprises, today reported financial results for its third quarter ended October 31, 2022.
“We are very pleased with Sprinklr’s third quarter performance and beat expectations across all key metrics. We remain focused on our fundamentals during this challenging environment and generated profitable revenue growth and continued operating margin improvement. But we're most proud of the results the world's largest brands are achieving with our platform and proprietary AI including automation, faster response times, cost savings and deeper customer insights,” said Ragy Thomas, Sprinklr Founder and CEO.

Third Quarter Fiscal 2023 Financial Highlights
•Revenue: Total revenue for the third quarter was $157.3 million, up from $127.1 million one year ago, an increase of 24% year-over-year. Subscription revenue for the third quarter was $139.9 million, up from $109.9 million one year ago, an increase of 27% year-over-year.
•Operating Loss and Margin: Third quarter operating loss was $4.6 million, compared to operating loss of $24.8 million one year ago. Non-GAAP operating income was $6.9 million, compared to non-GAAP operating loss of $12.0 million one year ago. For the third quarter, GAAP operating margin was (3%) and non-GAAP operating margin was 4%.
•Net Income (Loss) Per Share: Third quarter net loss per share was $0.02, compared to net loss per share of $0.11 in the third quarter of fiscal year 2022. Non-GAAP net income per share for the third quarter was $0.02, compared to non-GAAP net loss per share of $0.06 in the third quarter of fiscal year 2022.
•Cash, Cash Equivalents and Marketable Securities: Total cash, cash equivalents and marketable securities as of October 31, 2022 was $544.1 million.

Board of Directors Update

Effective December 2, 2022, Kevin Haverty has been appointed to the Sprinklr Board of Directors. Mr. Haverty is currently the Senior Advisor to the CEO at ServiceNow. Previously he served as the Chief Revenue Officer and the Executive Vice President of Worldwide Sales and other senior positions from December 2011 to the present at ServiceNow. Prior to that, Mr. Haverty held various roles at other leading technology companies. Mr. Haverty holds a B.A. degree in Political Science from Providence College and was a member of Army ROTC and a Distinguished Military Graduate.

Effective as of the close of business on December 1, 2022, Matthew Jacobson, a Partner at ICONIQ Capital stepped down from the Sprinklr Board of Directors. Mr. Jacobson has served as a member of our Board since December 2014.

“I am very excited to have Kevin join Sprinklr’s Board of Directors to support our growth and global vision as a public company. Kevin’s leadership and enterprise focus will be a great benefit to our Go-To-Market strategy as we continue to pursue expanded growth,” said Ragy Thomas, Sprinklr Founder and CEO. “I also want to thank Matt for his counsel and support through the years. ICONIQ joined as an investor in Sprinklr in the very early days and helped chart our course of today. We are appreciative of Matt’s contributions and wish him all the best in his future endeavors," continued Thomas.

Financial Outlook
Sprinklr is providing the following guidance for the fourth fiscal quarter ending January 31, 2023:
•Subscription revenue between $145.5 million and $146.5 million.
•Total revenue between $162.3 million and $163.3 million.
•Non-GAAP operating income between $6 million and $7 million.
•Non-GAAP net income per share between $0.01 and $0.02, assuming 264 million weighted average shares outstanding.

Sprinklr is providing the following guidance for the full fiscal year ending January 31, 2023:
•Subscription revenue between $545.8 million and $546.8 million.
•Total revenue between $615.2 million and $616.2 million.
•Non-GAAP operating loss between $1.3 million and $2.3 million.
•Non-GAAP net loss per share between $0.04 and $0.05, assuming 260 million weighted average shares outstanding.

Non-GAAP Financial Measures
This press release and the accompanying tables contain the following non-GAAP financial measures: non-GAAP gross profit and non-GAAP gross margin, non-GAAP operating loss, non-GAAP net loss, non-GAAP net loss per share, free cash flow, and adjusted free cash flow. We define these non-GAAP financial measures as the respective GAAP measures, excluding, as applicable, stock-based compensation expense-related charges, amortization of acquired intangible assets, purchase of property and equipment, capitalized internal-use software, and litigation settlement payments. We believe that it is useful to exclude these expenses in order to better understand the long-term performance of our core business and to facilitate comparison of our results to those of peer companies over multiple periods. The principal limitation of these non-GAAP financial measures is that they exclude significant expenses that are required by GAAP to be recorded in Sprinklr’s financial statements. In addition, they are subject to inherent limitations, as they reflect the exercise of judgment by Sprinklr’s management about which expenses are excluded or included in determining these non-GAAP financial measures. A reconciliation is provided below for each non-GAAP financial measure to the most directly comparable financial measure stated in accordance with GAAP.

Sprinklr has not reconciled its expectations as to non-GAAP operating loss, or as to non-GAAP net loss per share, to their most directly comparable GAAP measures as a result of the high variability, complexity and low visibility with respect to the charges excluded from these non-GAAP measures; in particular, the measures and effects of stock-based compensation expense specific to equity compensation awards that are directly impacted by unpredictable fluctuations in our stock price. We expect the variability of the above charges to have a significant, and potentially unpredictable, impact on our future GAAP financial results. Accordingly, reconciliation is not available without unreasonable effort, although it is important to note that these factors could be material to Sprinklr’s results computed in accordance with GAAP.

Conference Call Information
Sprinklr will host a conference call today, December 6, 2022, to discuss third quarter fiscal 2023 financial results, as well as the fourth quarter and full year fiscal 2023 outlook, at 5:00 p.m. Eastern Time, 2:00 p.m. Pacific Time. Investors are invited to join the webcast by visiting: https://investors.sprinklr.com/. To access the call by phone, dial 877-459-3955 (domestic) or 201-689-8588 (international). The conference ID number is 13734476. The webcast will be available live, and a replay will be available following completion of the live broadcast for approximately 90 days.

About Sprinklr Inc.
Sprinklr is a leading enterprise software company for all customer-facing functions. With advanced AI, Sprinklr's unified customer experience management (Unified-CXM) platform helps companies deliver human experiences to every customer, every time, across any modern channel. Headquartered in New York City with employees around the world, Sprinklr works with more than 1,000 of the world’s most valuable enterprises — global brands like Microsoft, P&G, Samsung and more than 50% of the Fortune 100.

Forward-Looking Statements
This press release contains express and implied “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding our financial outlook for the fourth quarter and full year fiscal 2023. In some cases, you can identify forward-looking statements by terms such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “project,” “will,” “would,” “should,” “could,” “can,” “predict,” “potential,” “target,” “explore,” “continue,” or the negative of these terms, and similar expressions intended to identify forward-looking statements. By their nature, these statements are subject to numerous uncertainties and risks, including factors beyond our control, that could cause actual results, performance, or achievement to differ materially and adversely from those anticipated or implied in the statements, including: our rapid growth may not be indicative of our future growth; our revenue growth rate has fluctuated in prior periods; our ability to achieve or maintain profitability; we derive the substantial majority of our revenue from subscriptions to our Unified-CXM platform; our ability to manage our growth and organizational change; the market for Unified-CXM solutions is new and rapidly evolving; our ability to attract new customers in a manner that is cost-effective and assures customer success; our ability to attract and retain customers to use our products; our ability to drive customer subscription renewals and expand our sales to existing customers; our ability to effectively develop platform enhancements, introduce new products or keep pace with technological developments; the market in which we participate is new and rapidly evolving and our ability to compete effectively; our business and growth depend in part on the success of our strategic relationships with third parties; our ability to develop and maintain successful relationships with partners who provide access to data that enhances our Unified-CXM platform’s artificial intelligence capabilities; the majority of our customer base consists of large enterprises, and we currently generate a significant portion of our revenue from a relatively small number of enterprises; our investments in research and development; our ability to expand our sales and marketing capabilities; our sales cycle with enterprise and international clients can be long and unpredictable; our business and results of operations may be materially adversely affected by the ongoing COVID-19 pandemic or other similar outbreaks; certain of our results of operations and financial metrics may be difficult to predict; our ability to maintain data privacy and data security; we rely on third-party data centers and cloud computing providers; the sufficiency of our cash and cash equivalents to meet our liquidity needs; our ability to comply with modified or new laws and regulations applying to our business; our ability to successfully enter into new markets and manage our international expansion; the attraction and retention of qualified employees and key personnel; our ability to effectively manage our growth and future expenses and maintain our corporate culture; our ability to maintain, protect, and enhance our intellectual property rights; our ability to successfully defend litigation brought against us; and unstable market and economic conditions. Additional risks and uncertainties that could cause actual outcomes and results to differ materially from those contemplated by the forward-looking statements are or will be discussed in our Quarterly Report on Form 10-Q for the quarter ended July 31, 2022, filed with the SEC on September 8, 2022, under the caption “Risk Factors,” and in other filings that we make from time to time with the SEC. Forward-looking statements speak only as of the date the statements are made and are based on information available to Sprinklr at the time those statements are made and/or management's good faith belief as of that time with respect to future events. Sprinklr assumes no obligation to update forward-looking statements to reflect events or circumstances after the date they were made, except as required by law.

Key Business Metrics

RPO. RPO, or remaining performance obligations, represents contracted revenue that have not yet been recognized, and include deferred revenue and amounts that will be invoiced and recognized in future periods.

cRPO. cRPO, or current RPO, represents contracted revenue that have not yet been recognized, and include deferred revenue and amounts that will be invoiced and recognized in the next 12 months.

Investor Relations:
ir@sprinklr.com
Media & Press:
PR@sprinklr.com

Sprinklr, Inc.
Condensed Consolidated Balance Sheets
(in thousands, except per share data)
(unaudited)

	October 31, 2022	January 31, 2022
Assets
Current assets
Cash and cash equivalents	$156,025	$321,426
Marketable securities	388,089	210,983
Accounts receivable, net of allowance for doubtful accounts of $3.9 million and $2.7 million, respectively	132,932	163,681
Prepaid expenses and other current assets	80,557	109,167
Total current assets	757,603	805,257
Property and equipment, net	20,679	14,705
Goodwill and other intangible assets	50,489	50,706
Operating lease right-of-use assets	13,506	—
Other non-current assets	54,718	49,378
Total assets	$896,995	$920,046

Liabilities and stockholders’ equity
Liabilities
Current liabilities
Accounts payable	$15,776	$15,802
Accrued expenses and other current liabilities	88,369	100,220
Operating lease liabilities, current	6,693	—
Deferred revenue	257,659	279,028
Total current liabilities	368,497	395,050
Deferred revenue less current portion	1,015	5,325
Deferred tax liability, long-term	1,089	1,101
Operating lease liabilities, long-term	7,601	—
Other liabilities, long-term	1,365	2,721
Total liabilities	379,567	404,197
Stockholders’ equity
Class A common stock	3	3
Class B common Stock	6	5
Treasury stock	(23,831)	(23,831)
Additional paid-in capital	1,045,399	982,122
Accumulated other comprehensive loss	(7,444)	(820)
Accumulated deficit	(496,705)	(441,630)
Total stockholders’ equity	517,428	515,849
Total liabilities and stockholders’ equity	$896,995	$920,046

Sprinklr, Inc.
Condensed Consolidated Statements of Operations(1)
(in thousands, except per share data)
(Unaudited)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2022	2021	2022	2021
Revenue:
Subscription	$139,906	$109,941	$400,301	$310,020
Professional services	17,345	17,115	52,558	46,708
Total revenue:	157,251	127,056	452,859	356,728
Costs of revenue:
Costs of subscription(2)	26,249	22,835	76,759	66,228
Costs of professional services(2)	14,271	15,865	47,641	41,520
Total costs of revenue	40,520	38,700	124,400	107,748
Gross profit	116,731	88,356	328,459	248,980
Operating expenses:
Research and development(2)	19,208	16,591	56,531	44,717
Sales and marketing(2)(3)	79,538	74,698	253,418	204,573
General and administrative(2)	22,588	21,833	67,916	63,364
Total operating expenses	121,334	113,122	377,865	312,654
Operating loss	(4,603)	(24,766)	(49,406)	(63,674)
Other expense, net	1,093	(1,119)	1,304	(4,744)
Loss before provision for income taxes	(3,510)	(25,885)	(48,102)	(68,418)
Provision for income taxes	2,350	1,823	6,973	6,132
Net loss	$(5,860)	$(27,708)	$(55,075)	$(74,550)

Net loss per share attributable to Class A and Class B common stockholders, basic and diluted	$(0.02)	$(0.11)	$(0.21)	$(0.43)
Weighted average shares used in computing net loss per share attributable to Class A and Class B common stockholders, basic and diluted	260,285	255,195	258,677	174,497
(1) Sprinklr identified immaterial corrections related to capitalization of costs to obtain customer contract during the year ended January 31, 2022, which resulted in revisions to prior year reported amounts within the consolidated statements of operations with a decrease in net loss of $1.5 million and $2.6 million for the three and nine months ended October 31, 2021, respectively.

(2) Includes stock-based compensation expense, net of amounts capitalized, as follows:

	Three Months Ended October 31,		Nine Months Ended October 31,
	2022	2021	2022	2021

Costs of subscription	$282	$589	$1,079	$1,411
Costs of professional services	368	889	1,770	1,911
Research and development	2,204	2,186	7,700	4,915
Sales and marketing	5,071	4,997	18,736	13,963
General and administrative	3,284	3,760	10,635	15,753
Stock-based compensation expense, net of amounts capitalized	$11,209	$12,421	$39,920	$37,953
(3) Includes amortization of acquired intangible assets as follows:

	Three Months Ended October 31,		Nine Months Ended October 31,
	2022	2021	2022	2021

Sales and marketing	$133	$116	$399	$280
Total amortization of acquired intangible assets	$133	$116	$399	$280

Sprinklr, Inc.
Condensed Consolidated Statements of Cash Flows(1)
(in thousands)
(Unaudited)
	Nine months ended October 31,
	2022	2021
Cash flow from operating activities:
Net loss	(55,075)	(74,550)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization expense	8,727	5,638
Bad debt expense	1,161	47
Stock-based compensation expense	39,920	37,953
Non-cash interest paid in kind and discount amortization	—	3,266
Non-cash lease expense	4,759	—
Deferred income taxes	—	1
Other non-cash items, net	(549)	(1,187)
Changes in operating assets and liabilities:
Accounts receivable	29,358	12,741
Prepaid expenses and other current assets	27,246	(2,395)
Other noncurrent assets	(5,782)	(3,151)
Accounts payable	(1,243)	(5,774)
Operating lease liabilities	(5,448)	—
Accrued expenses and other current liabilities	(625)	16,413
Litigation settlement	(12,000)	—
Deferred revenue	(24,578)	(7,132)
Other liabilities	(1,285)	197
Net cash provided by (used in) operating activities	4,586	(17,933)
Cash flow from investing activities:
Purchases of marketable securities	(640,173)	(61,758)
Sales of marketable securities	2,838	56,652
Maturities of marketable securities	459,026	197,555
Purchases of property and equipment	(2,923)	(5,197)
Capitalized internal-use software	(7,733)	(4,150)
Acquisitions, net of cash acquired	—	(3,625)
Net cash (used in) provided by investing activities	(188,965)	179,477
Cash flow from financing activities:
Proceeds from issuance of common stock upon initial public offering, net of underwriting discounts	—	275,973
Proceeds from issuance of common stock upon exercise of stock options	15,997	17,892
Proceeds from issuance of common stock upon ESPP Purchases	6,213	—
Net cash provided by financing activities	22,210	293,865
Effect of exchange rate fluctuations on cash and cash equivalents	(3,232)	(1,060)
Net change in cash and cash equivalents	(165,401)	454,349
Cash and cash equivalents at beginning of period	321,426	68,037
Cash and cash equivalents at end of period	$156,025	$522,386

(1) Sprinklr identified immaterial corrections related to capitalization of costs to obtain customer contract during the year ended January 31, 2022, which resulted in revisions to prior year reported amounts within the consolidated statements of cash flows with a decrease in net loss of $2.6 million for the nine months ended October 31, 2021, respectively, as well as an increase in the related changes in operating assets and liabilities associated with prepaid expenses and other current assets of $1.3 million for the nine months ended October 31, 2021.

Sprinklr, Inc.
Reconciliation of Non-GAAP Measures
(in thousands)
(Unaudited)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2022	2021	2022	2021
Non-GAAP gross profit and non-GAAP gross margin:
GAAP gross profit	$116,731	$88,356	$328,459	$248,980
Stock-based compensation expense-related charges(1)	682	1,478	2,925	3,434
Non-GAAP gross profit	$117,413	$89,834	$331,384	$252,414
Gross margin	74%	70%	73%	70%
Non-GAAP gross margin	75%	71%	73%	71%

Non-GAAP operating loss:(2)
GAAP operating loss	$(4,603)	$(24,766)	$(49,406)	$(63,674)
Stock-based compensation expense-related charges(3)	11,341	12,647	40,659	39,371
Amortization of acquired intangible assets	133	116	399	280
Non-GAAP operating income (loss)	$6,871	$(12,003)	$(8,348)	$(24,023)

Non-GAAP net loss and non-GAAP net income (loss) per share:(2)
GAAP net loss:	$(5,860)	$(27,708)	$(55,075)	$(74,550)
Stock-based compensation expense-related charges(3)	11,341	12,647	40,659	39,371
Amortization of acquired intangible assets	133	116	399	280
Non-GAAP net income (loss) attributable to Class A and Class B common stockholders	$5,614	$(14,945)	$(14,017)	$(34,899)
Weighted-average shares outstanding used in computing net loss per share attributable to Class A and Class B common stockholders - basic	260,285	255,195	258,677	174,497
Non-GAAP net income (loss) per common share attributable to Class A and Class B common stockholders	$0.02	$(0.06)	$(0.05)	$(0.20)

Free cash flow:
Net cash provided by (used in) operating activities			$4,586	$(17,933)
Purchase of property and equipment			(2,923)	(5,197)
Capitalized internal-use software			(7,733)	(4,150)
Free cash flow			(6,070)	(27,280)
Litigation settlement payments			12,000	—
Adjusted free cash flow			$5,930	$(27,280)

(1) Includes employer payroll tax related to stock-based compensation expense for the three and nine months ended October 31, 2022.
(2) Sprinklr identified immaterial corrections related to capitalization of costs to obtain customer contract during the year ended January 31, 2022, which resulted in revisions to prior year reported amounts within decreases to the respective GAAP measures of operating loss and net loss of $1.5 million and $2.6 million for the three and nine months ended October 31, 2021, respectively.
(3) Includes $0.1 million and $0.7 million of employer payroll tax related to stock-based compensation expense for the three and nine months ended October 31, 2022, respectively.